UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Changes

On February 13, 2013, Prudential Financial, Inc. (the “Company”) announced that Richard J. Carbone will retire as Executive Vice President and Chief Financial Officer effective March 4, 2013. Mr. Carbone will assist with the transition of his responsibilities and has agreed to continue serving as an Executive Vice President to complete certain projects.

On February 13, 2013, the Company appointed Robert M. Falzon, 53, as Executive Vice President and Chief Financial Officer to succeed Mr. Carbone.

Mr. Falzon has been Senior Vice President and Treasurer of the Company since January 2010. Previously, Mr. Falzon was Managing Director at Prudential Real Estate Investors, the Company’s real estate investment management and advisory business (“PREI”). At PREI, he was head of PREI’s Global Merchant Banking Group and CEO of its European business. Before joining PREI in 1998, Mr. Falzon was a Managing Director in the investment banking group at Prudential Securities Incorporated. Previously, Mr. Falzon had worked in the Company’s private placement unit. Mr. Falzon received an M.B.A. degree in Finance and Accounting from Columbia University and a B.A. degree in Economics from Rutgers University. In addition, he is a CFA charterholder and he obtained his designation as a certified public accountant.

Mr. Falzon will receive an annual salary of $650,000. Mr. Falzon will also continue to participate in the compensation plans and arrangements applicable to senior officers of the Company, including the Annual Incentive Program and Long-Term Incentive Program.

A copy of the Company’s news release, dated February 13, 2013, announcing the retirement of Mr. Carbone as Executive Vice President and Chief Financial Officer and the appointment of Mr. Falzon is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Change to Long-Term Incentive Program

On February 11, 2013, the Compensation Committee of the Board of Directors approved a change to the Long-Term Incentive Program. For performance share, performance unit and book value unit awards in 2013 and subsequently and for payouts in respect of certain years within the performance periods of outstanding performance shares, performance units and book value units, the calculation of the return on equity, or ROE, and book value per share measures will be adjusted to exclude the non-economic effects of the foreign exchange remeasurement from non-yen liabilities and assets.

2013 Long-Term Incentive Program

Attached as Exhibit 10.1 and incorporated herein by reference is the Form of Terms and Conditions relating to awards to executive officers in 2013 under the Omnibus Incentive Plan of stock options, performance shares and performance units and book value units under the Company’s 2013 Long-Term Incentive Program.

2013 Annual Incentive Program

Attached as Exhibit 10.2 and incorporated herein by reference are Annual Incentive Payment Criteria for Executive Officers relating to annual incentive awards under the Company’s Annual Incentive Program, commencing with those to be made in 2014 in respect of 2013 performance.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K:

10.1	Form of Terms and Conditions relating to awards to executive officers in 2013 under the Omnibus Incentive Plan of stock options, performance shares and performance units and book value units under the 2013 Long-Term Incentive Program.

10.2	Annual Incentive Payment Criteria for Executive Officers relating to annual incentive awards, commencing with those to be made in 2014 in respect of 2013 performance.

99.1	News release, dated February 13, 2013, of Prudential Financial, Inc. announcing the retirement of Richard J. Carbone and the appointment of Robert M. Falzon as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2013

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
	Name:	Brian J. Morris
	Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Terms and Conditions relating to awards to executive officers in 2013 under the Omnibus Incentive Plan of stock options, performance shares and performance units and book value units under the 2013 Long-Term Incentive Program.

10.2	Annual Incentive Payment Criteria for Executive Officers relating to annual incentive awards, commencing with those to be made in 2014 in respect of 2013 performance.

99.1	News release, dated February 13, 2013, of Prudential Financial, Inc. announcing the retirement of Richard J. Carbone and the appointment of Robert M. Falzon as Executive Vice President and Chief Financial Officer.